UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
Of the Securities Exchange Act of 1934

Date of Report March 4, 2015
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CORE RESOURCE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)
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Nevada	000-55010	46-2029981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3131 E. Camelback, Suite 211
Phoenix, AZ 85016
(Address of principal executive offices)

(602) 314-3231
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24.0 13e-4 (c))

Item 5.02 – Departure of Directors or Certain

Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On this same date The Company also entered into newly amended and restated employment agreements with: (i) Dennis Miller, Chief Executive Officer (Interim basis)., (ii) James Borem, Operations Officer, (iii) Jeff Tregaskes, Director of Finance (iv) Phil Nuciola III will remain in the position of Chairman of the Board. This will remain in effect until the Board of Directors are able to interview and select a new candidate for the Chief Executive Officer position.

The position of CEO will be vacated by James Clark. He will continue as Director of Business Development. Current CRMI board member, Mr. Dennis Miller, will temporarily assume the day-to-day responsibilities of CEO. The board Chairman, Phillip Nuciola, will provide weekly oversight and lead the Executive Search Committee.

Item 7.01 Regulation FD Disclosure.

Core Resource Management, Inc. (the "Company") has appointed Pacific Stock Transfer Company, with its current address at 4045 S. Spencer St. Suite 403 Las Vegas, NV 89119 as its new transfer agent and shareholder support provider, effective February 20, 2015.

Item 9.01 Financial Statements And Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Press release CRMI Retools Transition Team(1).docx

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE RESOURCE MANAGEMENT, INC.

By: /s/	Dennis W. Miller
Name:	Dennis W. Miller
Title:	CEO

Dated: March 4, 2015